United States
Securities and Exchange Commission
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2018
Hannon Armstrong Sustainable Infrastructure
Capital, Inc.
(Name of Registrant as Specified In Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-35877 (Commission File Number)	46-1347456 (IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,
Maryland 21401
(Address of principal executive offices)

(410) 571-9860
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement

Common Stock Offering

On December 12, 2018, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriting Agreement”), in connection with the offer and sale by the Company to the underwriters of 5,000,000 shares of its common stock, par value $0.01 per share at a price of $21.60 per share. The Company received aggregate net proceeds from the offering of approximately $107.5 million after deducting offering expenses. The shares of the Company’s common stock are being offered and sold under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3 (File Nos. 333-215229) (the “Registration Statement”). The offering closed on December 17, 2018.

The following documents are being filed with this Current Report on Form 8-K and are being incorporated by reference into the Registration Statement: (i) the Underwriting Agreement, (ii) a validity opinion with respect to the shares of common stock offered, and (iii) an opinion with respect to tax matters.

Credit Facilities

On December 13, 2018, the Company through certain of its subsidiaries entered into two new senior secured revolving credit facilities with Bank of America, N.A. as administrative agent, and the various lenders party thereto. The credit facilities are comprised of two loan agreements, a representation-based loan agreement (the “Rep-Based Loan Agreement") and an approval-based loan agreement (the “Approval-Based Loan Agreement,” and, together with the Rep-Based Loan Agreement, the “Loan Agreements”). The Loan Agreements provide (a) in the case of the Rep-Based Loan Agreement, for a senior secured revolving limited-recourse credit facility in the principal amount of $250 million and (b) in the case of the Approval-Based Loan Agreement, for a senior secured revolving recourse credit facility in the principal amount of $200 million. The maturity of each of the Loan Agreements is July 19, 2023. Loans under the Rep-Based Loan Agreement bear interest at a rate equal to one-month LIBOR plus 1.40% or 1.85% (depending on the type of collateral) or, in certain circumstances, the Federal Funds Rate plus 0.40% or 0.85% (depending on the type of collateral) and loans under the Approval-Based Loan Agreement bear interest at a rate equal to one-month LIBOR plus 1.50% or 2.00% (depending on the type of collateral) or, under certain circumstances, the Federal Funds Rate plus 0.50% or 1.00% (depending on the type of collateral). The Company, together with its subsidiary, Hannon Armstrong Capital, LLC, guaranteed the obligations of the borrowers under each of the Loan Agreements pursuant to (i) a Limited Guaranty (Rep-Based) and (ii) a Guaranty (Approval-Based) (together, the "Guaranty Agreements").

Inclusion of any financings of the Company in the borrowing base as collateral under the Rep-Based Loan Agreement will be subject to the Company making certain agreed upon representations and warranties, the accuracy of such which will be guaranteed under the Limited Guaranty (Rep-Based). Payment by the borrowers of certain amounts relating to any such financing included in the borrowing base of the Rep-Based Loan Agreement, which amounts are guaranteed under the Limited Guaranty (Rep-Based), is the exclusive remedy with respect to any breach of such representations and warranties under the Rep-Based Loan Agreement. Inclusion of any financings of the Company in the borrowing base as collateral under the Approval-Based Loan Agreement will be subject to the approval of a super majority of the lenders. The amount eligible to be drawn under the facilities is based on a discount to the value of each included investment based upon the type of collateral or an applicable valuation percentage. The sum of included financings after taking into account the applicable valuation percentages and any changes in the valuation of the financings in accordance with the Loan Agreements determines the borrowing capacity, subject to the overall facility limits described above.

Administrative fees are payable annually to the administrative agent under each of the Loan Agreements and letter agreements with the administrative agent. Also, under the Rep-Based Loan Agreement, the borrowers will pay to the administrative agent on each monthly payment date, for the benefit of the lenders, certain availability fees for the Rep-Based Loan Agreement equal to 0.60%, divided by 365 or 366, as applicable, multiplied by the excess of the available total commitments under the Rep-Based Loan Agreement over the actual amount borrowed under the Rep-Based Loan Agreement.

Each Loan Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature. The Loan Agreements contain various affirmative and negative covenants, including maintenance of an interest coverage ratio and limitations on the incurrence of liens and indebtedness, investments, payments, fundamental organizational changes, dispositions, issuance of stock, changes in the nature of business, transactions with affiliates and use of proceeds.

Each Loan Agreement also includes customary events of default, including a cross-default provision applicable to debt obligations of the guarantors. The occurrence of an event of default may result in termination of the Loan Agreements and acceleration of amounts due under the Loan Agreements.

The Company has used a portion of the proceeds from the new credit facilities to repay their Existing Credit Facilities (as defined below) in full.

The foregoing descriptions of the Loan Agreements and Guaranty Agreements are not complete and are qualified in their entirety by reference to the full text of the Loan Agreements and Guaranty Agreements, which the Company intends to file with the Securities and Exchange Commission as exhibits to a subsequent report.

Item 1.02	Termination of a Material Definitive Agreement
On December 13, 2018, in connection with the entry into the Loan Agreements, certain subsidiaries of the Company repaid in full $253 million of borrowings under the Loan Agreement (G&I) (the “G&I Loan Agreement”) and the Loan Agreement (PF) (together with the G&I Loan Agreement, and each as amended from time to time, the “Existing Credit Facilities”), each dated as of July 19, 2013, among certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and each lender from time to time party thereto. Upon repayment of the outstanding borrowings thereunder, all commitments under the Existing Credit Facilities were canceled and the Existing Credit Facilities and related agreements and documents were terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
The information set forth above in Items 1.01 (as it relates to the credit facilities) and 1.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated December 12, 2018, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule A thereto

5.1	Opinion of Clifford Chance US LLP
8.1	Tax opinion of Clifford Chance US LLP
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and General Counsel

Date: December 17, 2018